SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 11, 2012
(December 10, 2012)
Date of Report
(Date of Earliest Event Reported)

SAGETREE ACQUISITION CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54721	00-0000000
(State or other jurisdiction incorporation)	(Commission File Number)	(IRS Employer of Identification No.)

9111 Cross Park Drive
Suite D200
Knoxville Tennessee 37923
(Address of Principal Executive Offices)

865-397-0389
(Registrant's Telephone Number)

ITEM 3.02     Unregistered Sales of Equity Securities

Sagetree Acquisition Corporation  (the "Registrant" or the "Company")issued 18,000,000 shares of its common stock December 10, 2012, pursuant toSection 4(2) of the Securities Act of 1933 at par for an aggregate of $15,000to David Pomerance.

ITEM 5.01     Changes in Control of Registrant

On December 10, 2012, the following events occurred which resulted ina change of control of the Registrant:

1. The Registrant issued an aggregate of 18,000,000. The Company currently has 120,000,000 authorized shares of common stock.

2. Jeff Neuman and Robert Ritch have resigned as officers and directors of the Company.

3. New officer(s) and director(s) were appointed and elected.

The Registrant has been formed to merge or acquire several small tomedium sized privately held companies or technology startups.  No targetcompanies have been identified nor any transactions negotiated to date.

•	Robert Ritch and Jeff Neuman currently make up the Board of Directors and both are resigning

•	The new Board will be made up of David M. Pomerance, Chairman of the Board and Thomas W. Larkin, Director, Secretary, CEO

ITEM 5.02    Departure of Directors or Principal Officers; Election ofDirectors

On December 10, 2012, Jeff Neuman resigned as a Member of the Board of Directors

On December 10, 2012 Robert Ritch resigned as a Member of the Board of Directors

On December 10, 2012 Robert Ritch resigned as the President and Secretary of the Company

On December 10, 2012 David M. Pomerance was appointed as Chairman of the Board of Directors

On December 10, 2012 Thomas W. Larkin was appointed as A Member of the Board of Directors

On December 10, 2012 David M. Pomerance was appointed as Treasurer of the Company

On December 10, 2012 Thomas W. Larkin was appointed as the Secretary and Chief Executive Officer of the Company.

We will amend this 8-K with the appropriate biographical information of our newly appointed officers and directors when such information is readily available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934,the Registrant has duly caused this report to be signed on its behalf bythe undersigned hereunder duly authorized.

SAGETREE ACQUISITION CORPORATION

Date: December 11, 2012	By:	/s/ Thomas W. Larkin
Chief Executive Officer